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                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:     Susan Fedor
             VitalWorks Inc.
             (203) 894-3288
             susanfedor@vitalworks.com
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                VitalWorks Completes Acquisition of AMICAS Inc.

RIDGEFIELD, Conn, November 26 /PRNewswire/--VitalWorks Inc. (Nasdaq:VWKS), in a press release issued yesterday, announced that it entered into a definitive agreement to acquire AMICAS, Inc., a leading developer of Web-based diagnostic image management software solutions. Today VitalWorks announced that it has completed its acquisition of AMICAS, Inc.

About VitalWorks

VitalWorks Inc. is a leading provider of information management technology and services targeted to healthcare practices and organizations throughout the United States. The company provides IT-based solutions for general medical practices and has specialty-specific products and services for practices such as radiology, anesthesiology, ophthalmology, emergency medicine, plastic surgery, and dermatology. VitalWorks also offers enterprise-level systems designed for large physician groups and networks. The company's range of software solutions, which include workflow features related to patient encounters, automate the administrative, financial, and clinical information management functions for physicians and other healthcare providers. VitalWorks provides its clients with ongoing software support, implementation, training, electronic data interchange, or EDI, services for patient billing and claims processing, and a variety of Web-based services. Visit the company at www.vitalworks.com.